EXHIBIT 99.1

To the Stockholders of
Lighter Than Air Systems Corp.:

We have audited the accompanying financial statements of Lighter Than Air Systems Corp. (the "Company") which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lighter Than Air Systems Corp. at December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York	/s/ Rosen Seymour Shapss Martin & Company LLP
August 13, 2014	Rosen Seymour Shapss Martin & Company LLP

LIGHTER THAN AIR SYSTEMS CORP.
BALANCE SHEETS

	DECEMBER 31, 2013	DECEMBER 31, 2012
	(Successor)	(Predecessor)

ASSETS
CURRENT ASSETS
Cash	$109,826	$162,297
Accounts receivable, net of allowance for bad debts of $-, $- and $-	8,085	177,450
Inventories	75,311	15,326
Prepaid expenses	1,186	34,977
TOTAL CURRENT ASSETS	194,408	390,050

PROPERTY AND EQUIPMENT
Property and equipment, net of accumulated depreciation
of $4,563, $2,648 and $2,648, respectively.	1,998	3,913

OTHER NONCURRENT ASSETS
Goodwill	807,824	-
	807,824	-

TOTAL ASSETS	$1,004,230	$393,963

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Due to parent	$206,874	$-
Accounts payable	72,985	34,587
Accounts payable due related party	50,691	116,371
Accrued liabilities	17,926	31,330
Deferred revenues	1,650	50,000
TOTAL CURRENT LIABILITIES	350,126	232,288

TOTAL LIABILITIES	350,126	232,288

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; 2,000 shares authorized;	1	1
100 share issued and outstanding
Additional paid-in capital	922,499	181,148
Accumulated deficit	(268,396)	(19,474)
TOTAL STOCKHOLDERS' EQUITY	654,104	161,675

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,004,230	$393,963

See accompanying notes to financial statements.

LIGHTER THAN AIR SYSTEMS CORP.
STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED,
MARCH 28 AND DECEMBER 31, 2013 AND
DECEMBER 31, 2012

	Successor Company	Predecessor Company
	March 29, 2013 To December 31, 2013	January 1, 2013 To March 28, 2013	Year Ended December 31, 2012
REVENUES
Sales	$436,148	$411,166	$390,098
Cost of sales	447,872	63,817	266,012
Gross profit (loss)	(11,724)	347,349	124,086

COSTS AND EXPENSES
General and administrative	247,499	47,839	127,656
Professional fees	6,442	1,000	1,580
Depreciation and amortization	1,915	-	1,278
TOTAL EXPENSES	255,856	48,839	130,514

INCOME (LOSS) FROM OPERATIONS	(267,580)	298,510	(6,428)

OTHER INCOME (EXPENSE)
Interest income (expense)	(816)	5	113
OTHER INCOME (EXPENSE)	(816)	5	113

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(268,396)	298,515	(6,315)
Income Tax Expense	-	-	-
Net (loss) income	$(268,396)	$298,515	$(6,315)

See accompanying notes to financial statements.

LIGHTER THAN AIR SYSTEMS CORP.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIODS ENDED,
MARCH 28 AND DECEMBER 31, 2013 AND
DECEMBER 31, 2012

			ADDITIONAL		TOTAL
	COMMON STOCK		PAID-IN	RETAINED	STOCKHOLDERS'
Description	SHARES	AMOUNT	CAPITAL	EARNINGS	EQUITY

BALANCE, DECEMBER 31, 2011	100	$1	$181,148	$(13,159)	$167,990
Net loss - 2012				(6,315)	(6,315)
BALANCE, DECEMBER 31, 2012	100	1	181,148	(19,474)	161,675

PREDECESSOR:
BALANCE, DECEMBER 31, 2012	100	1	181,148	(19,474)	161,675
Sale of common stock	(100)	(1)	(181,148)	19,474	(161,675)
BALANCE, MARCH 28, 2013	-	$-	$-	$-	$-

SUCCESSOR:
BALANCE, MARCH 29, 2013	-	$-	$-	$-	$-
Push down accounting	100	1	922,499	-	922,500
Net loss	-	-	-	(268,396)	(268,396)
BALANCE, DECEMBER 31, 2013	100	1	922,499	(268,396)	654,104

See accompanying notes to financial statements

LIGHTER THAN AIR SYSTEMS CORP.
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED,
MARCH 28 AND DECEMBER 31, 2013 AND
DECEMBER 31, 2012

	DECEMBER 31,	MARCH 28,	DECEMBER 31,
	2013	2013	2012
	(Successor)	(Predecessor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(268,396	$298,515	$(6,315)
Adjustments to reconcile net loss (earnings) to net cash
used by operating activities:
Depreciation and amortization	1,915	479	1,278
Change in operating assets and liabilities:
Accounts receivables	171,121	(141,756)	(109,700)
Inventories	154,387	(172,732)	(7,526)
Prepaid expenses	1,780	31,500	(34,977)
Accounts payable	(54,505	(24,395	19,938
Due to (from) related party	190,691	(56,518)	36,555
Accrued liabilities	(346,542)	7,649	(676)
Deferred revenues	1,650	(50,000)	37,100
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES	(147,899	(107,258)	(64,323)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid on business combination	158,545	-	-
Advances to Parent	99,180	-	-
Capital expenditures	-	-	(2,035)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	257,725	-	(2,035)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from shareholders	-	103,506	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	103,506	-

NET CHANGE IN CASH	109,826	(3,752)	(66,358)
CASH – BEGINNING OF YEAR	-	162,297	228,655
CASH – END OF YEAR	$109,826	$158,545	$162,297

SUPPLEMENTAL DISCLOSURES
Cash paid during the period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

See accompanying notes to financial statements

LIGHTER THAN AIR SYSTEMS CORP.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DESCRIPTION OF BUSINESS

Lighter Than Air Systems Corp. (LTAS) (the “Company”), provides critical aerial and land-based surveillance and communications solutions to government and commercial customers. LTAS systems are designed and developed in-house utilizing proprietary technologies and processes that result in compact, rapidly deployable aerostat solutions and mast-based ISR systems. The LTAS systems have been proven to fulfill critical requirements of the military and law enforcement in the U.S. and internationally.

BASIS OF PRESENTATION

The accompanying financial statements of Lighter Than Air Systems Corp. were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

World Surveillance Group, Inc. acquired all of the outstanding common stock of LTAS on March 28, 2013.  This transaction  (the “Acquisition”) resulted in a change in control, and has been accounted for as a business combination.   As a result of the Acquisition, the financial information for the periods after the Acquisition is a different carrying value than for the period before the Acquisition. The difference affects the amounts at which certain assets and liabilities are carried in the balance sheets and the amounts of certain revenues and expenses that are recognized in the statements of operations, which as a result are not comparable.

The Company is referred to as the "Successor" for all periods subsequent to the Acquisition. All references to "Predecessor" refer to LTAS which operated under a different ownership and capital structure for the period prior to the Acquisition.

ORGANIZATION

On March 28, 2013, World Surveillance Group Inc (“WSGI”) consummated a Stock Purchase Agreement (the “Agreement”) by and among WSGI, Lighter Than Air Systems Corp. (“LTAS”), Felicia Hess (the “Shareholder”) and Kevin Hess (“KHess”) pursuant to which WSGI acquired 100% of the outstanding shares of capital stock of LTAS, thereby making LTAS a wholly-owned subsidiary of the WSGI.

The purchase price paid by the WSGI for LTAS consisted of $250,000 in cash payable on or before the date that is 30 days after the closing of the acquisition (the “Closing”), 25,000,000 shares of the WSGI’s common stock valued at the acquisition date based on the market price of $0.0269 per share, and an earn-out based on varying percentages of the gross revenues based on the level of revenue from contracts with an identified group of potential customers.  No value was ascribed to the earn-out because future revenues, if any, cannot be reliably predicted. Pursuant to the Agreement and an Escrow Agreement, 7,500,000 shares of common stock out of the 25,000,000 shares issued by WSGI have been placed in escrow for one year to satisfy possible indemnification claims of the LTAS.  Felicia Hess, the President of LTAS, has entered into an employment agreement to continue in her role as President of LTAS. The Agreement also includes restrictions on the sale of the WSGI’s securities issued as the purchase price by the Shareholder for a one-year period following the Closing.

In connection with the Closing, LTAS, the Shareholder and the WSGI also entered into an Option Agreement dated March 28, 2013 pursuant to which the Shareholder was granted an exclusive option to purchase the shares of LTAS held by WSGI on the occurrence of (i) a WSGI bankruptcy event, or (ii) a decrease in the daily volume of WSGI’s common stock to below 50,000 shares for 30 consecutive days, occurring within 18 months of the Closing at a purchase price equal to the fair value of the LTAS stock at the time of such triggering event.

The WSGI common stock issued as purchase price pursuant to the Agreement issued as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On December 31, 2013, the WSGI entered into a First Amendment to the Agreement (the “First Amendment”) by and among the WSGI, Lighter Than Air Systems Corp. (“LTAS”), Felicia Hess (the “Shareholder”) and Kevin Hess (“KHess”), which amended and restated various terms and conditions of the Agreement and revised the purchase price from 25 million shares plus $250,000 cash payment to 45 million shares and no cash payment due the selling shareholder and deleted the earn-out payment provisions in their entirety.

The following table summarizes the original allocation of the LTAS acquisition purchase price, which has been accounted at the fair values of the assets acquired and liabilities assumed under the acquisition method of accounting adjusted pursuant to the First Amendment to the Agreement:

	Original Allocation	Allocation Adjustments	Amended Allocation
Current assets	$703,220	$7,195	$710,415
Property and equipment	1,357	2,556	3,913
Goodwill	479,585	328,239	807,824
Due to selling shareholder	0	(350,000)	(350,000)
Current liabilities assumed	(261,662)	12,010	(249,652)
Total Purchase Price	$922,500	$0	$922,500

In connection with the acquisition, the assets and liabilities of LTAS were recorded at their respective fair values adjustments including goodwill of $807,824 have been pushed down to separate financial statements of the Company and new basis of accounting is established base on the purchase transaction.

REVENUE RECOGNITION

The Company recognizes revenue when all of the following criteria are met: 1) delivery has occurred and title has transferred or services have been rendered; 2) our price to the buyer is fixed or determinable; and 3) collectability is reasonably assured. Deferred revenues primarily result from advance deposits from customers for jobs or work orders not yet completed. Upon shipment of the completed job or work order, the Company will recognize revenue.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Management reviews the accounts receivable for potential uncollectible accounts and provides an allowance for bad debts when considered necessary. Accounts receivable are written off when management determines that they become uncollectible. No allowance was considered necessary at December 31, 2013 or 2012.

INVENTORIES

Inventories are stated at the lower of costs, determined on a first-in, first-out basis, or market, which represents management’s best estimate of market value.

INCOME TAXES

Prior to the acquisition of the Company by World Surveillance Group Inc on March 28, 2013, the Company accounted for income taxes as an S corporation. As an S Corporation, the Company does not pay any income tax. Instead the taxation of income earned by, and the allocation of losses incurred by the Company, are passed through to its shareholders, who report the income and deductions on their own individual income tax returns.

Subsequent to the acquisition of the Company by World Surveillance Group Inc, the Company changed its tax status to a C corporation, after which its taxable income or loss were reflected in World Surveillance Group Inc ‘s consolidated tax returns.

PROPERTY AND EQUIPMENT

Property and equipment are carried at historical cost less accumulated depreciation.  Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized.  Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service.  When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.  Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

·	Machinery and equipment	3 – 10 years
·	Office furniture and fixtures	3 – 10 years
·	Computer hardware and software	3 – 5 years
·	Transportation vehicles	3 – 5 years

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.  RELATED PARTY TRANSACTIONS

The accounts payable due to related party at December 31, 2013 and 2012, includes allocated rent charges, aerostat envelopes, and labor charges due Aerial Products Corp (“APC”) of $50,691 and 116,371, respectively. APC is a related party, controlled by a current employee of the Company. APC shares the manufacturing facilities with LTAS and provides aerostat envelopes and manufacturing labor to LTAS. Total charges from APC to LTAS during the period ended December 31, 2013 were $28,589

The Company made payments of $16,055 in 2012 to Aerial Products Corp. (“APC”), an affiliated company, owned and controlled by a current employee of the Company.

At the end of 2012, the Company received an advance deposit of $50,000 from Global Telesat Corp (“GTC”), a wholly-owned subsidiary of World Surveillance Group for the purchase of two aerostat systems

NOTE 3.  DUE TO PARENT

The due to parent liability at December 31, 2013 of $206,874 consists of $96,874 in accrued salary to Felicia Hess which was converted to options in World Surveillance Group, Inc. (WSGI) and $110,000 related to a re-allocation of a portion of the original purchase price paid to Felicia Hess.

NOTE 4.  INVENTORIES

Inventories consisted of the following:
	December 31, 2013	December 31, 2012
Raw materials	$12,775	$5,000
Work in progress	51,000	10,326
Finished goods	11,536	0
	75,311	15,326

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2013	December 31, 2012
Machinery and equipment	$1,100	$1,100
Office furniture and fixtures	5,461	5,461
	6,561	6,561
Less: accumulated depreciation	(4,563)	(2,648))
	$1,998	$3,913

NOTE 6.  ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	December 31, 2013	December 31, 2012
Payroll liabilities	$17,926	$31,330
ACCRUED LIABILITIES	$17,926	$31,330

NOTE 7.  PREPAID EXPENSES

Prepaid expenses consisted of the following:

	December 31, 2013	December 31, 2012
Prepaid insurance	$1,186	$3,477
Prepaid deposit on inventory purchases	0	31,500
PREPAID EXPENSES	$1,186	$34,977

NOTE 8. COMMITMENTS

Lease Commitments

APC, a related party,  currently leases the shared office and manufacturing facility under a 3-year lease agreement, which can be cancelled without penalty after the thirteenth month of the lease term. During 2013 and 2012, APC allocated $22,470 and $19,260, respectively, in rent expense to LTAS based upon estimated square footage occupied. The Company has no other long-term contracts or commitments.

NOTE 9. LITIGATION AND CONTINGENCIES

In the ordinary conduct of business, the Company may be subject to periodic lawsuits, investigations and litigation claims, which the Company will accrue for where appropriate and can be reasonably estimated. The Company cannot predict with certainty the ultimate resolution of such lawsuits, investigations and claims asserted against it.

NOTE 10. SUBSEQUENT EVENTS

The Company has evaluated its subsequent events through August 12, 2014, the date the financial statements were available to be issued.